Exhibit 5.1

June 12, 2017

PLx Pharma Inc.

8285 El Rio Street

Suite 130

Houston, Texas 77054

Ladies and Gentlemen:

We have acted as counsel to PLx Pharma Inc., a Delaware corporation (the “Company”), with respect to certain legal matters in connection with (i) the registration by the Company under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale by the Company of 2,646,091 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and (ii) the sale in a concurrent private placement of warrants (“Warrants” and together with the Shares, the “Securities”) to initially purchase up to an aggregate of 2,646,091 shares of the Company’s Common Stock. The Securities are being sold pursuant to the Securities Purchase Agreement, dated June 9, 2017, by and between the Company and the purchasers named therein (the “Purchase Agreement”). The Shares were registered by the Company with the Securities and Exchange Commission (the “Commission”) on the shelf registration statement on Form S-3 (No. 333-204830) filed on June 9, 2015 by the Company with the Commission pursuant to the Securities Act, and declared effective on June 19, 2015 (the “Registration Statement”), including the base prospectus, dated June 19, 2015 (the “Base Prospectus”), as supplemented by a prospectus supplement, dated June 9, 2017 (the “Prospectus Supplement”), filed by the Company with the Commission pursuant to Rule 424(b) of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”). The Registration Statement relates to, among other things, the issuance and sale by the Company, from time to time pursuant to Rule 415 of the Rules and Regulations, of $100,000,000 of various securities of the Company, including Common Stock.

In rendering the opinions set forth below, we have examined (i) the Registration Statement; (ii) the Base Prospectus; (iii) the Prospectus Supplement; (iv) the Amended and Restated Certificate of Incorporation of the Company; (v) the Amended and Restated Bylaws of the Company; (vi) the Purchase Agreement; (vii) resolutions of the Board of Directors of the Company dated June 7, 2017; and (viii) such other certificates, statutes and other instruments and documents as we consider appropriate for purposes of the opinions hereafter expressed. In connection with this opinion, we have assumed that all the Shares will be issued and sold in the manner stated in the Registration Statement, the Base Prospectus and the Prospectus Supplement.

Based upon the foregoing and subject to the assumptions, exceptions, limitations and qualifications set forth herein, we are of the opinion that when the Shares have been issued and delivered in accordance with terms of the Purchase Agreement, the Shares will be validly issued, fully paid and non-assessable.

The opinions expressed herein are qualified in the following respects:

A. We have assumed, without independent verification, that the certificates for the Shares will conform to the specimens thereof examined by us and will have been duly countersigned by a transfer agent and duly registered by a registrar of the Common Stock.

B. We have assumed that (i) each document submitted to us for review is an original, (ii) each such document that is a copy conforms to an authentic original and all signatures on each such document are genuine, and (iii) each certificate from governmental officials reviewed by us is accurate, complete and authentic, and all official public records are accurate and complete.

C. This opinion is limited in all respects to the federal laws of the United States and the Delaware General Corporation Law. We are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.

 We hereby consent to the filing of this opinion of counsel as Exhibit 5.1 to the Current Report on Form 8-K of the Company dated on or about the date hereof, to the incorporation by reference of this opinion of counsel into the Registration Statement and to the reference to our Firm under the heading “Legal Matters” in the Prospectus Supplement.

Very truly yours,

/s/Jackson Walker L.L.P.

JACKSON WALKER L.L.P.

JW | Dallas 2323 Ross Avenue, Suite 600 • Dallas, Texas 75201 | www.jw.com | Member of GLOBALAW™